UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 2, 2008 (May 28, 2008)
LL&E ROYALTY TRUST
(Exact name of Registrant as specified in its charter)

Texas	1-8518	76-6007940
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
The Bank of New York Trust Company, N.A., Trustee
Global Corporate Trust
919 Congress Avenue
Austin, Texas 78701
(Address of principal executive offices)
Registrant’s Telephone Number, including area code: (800) 852-1422
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
     On May 28, 2008 The Bank of New York Trust Company, N.A., as trustee (the “Trustee”) of LL&E Royalty Trust (the “Trust”), received a reserve report as of December 31, 2007 (the “Reserve Report”) prepared for the Trust by its independent petroleum engineers, Miller and Lents, Ltd. (“Miller and Lents”). The Reserve Report, which is based on information furnished to Miller and Lents by the working interest owners, indicates that, as of December 31, 2007, the estimated future net revenues attributable to the interests held by the Trust are $49.4 million, and that the standardized measure of discounted estimated future net cash flows, discounted at 10% annually in accordance with SEC guidelines, is $33.7 million. The estimated future net revenues and the standardized measure of discounted estimated future net cash flows have not been adjusted to account for production since December 31, 2007 or for changes in market prices after that date. A copy of the Reserve Report, dated May 27, 2008, is included herewith. Investors are cautioned to review the Reserve Report in its entirety.
     There are many uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the timing of development expenditures. The reserve data set forth in the Reserve Report, although prepared by independent engineers in a manner customary in the industry, are estimates only, and actual quantities and values of oil and gas are likely to differ from the estimated amounts set forth therein. In addition, the standardized measure of discounted estimated future net cash flows shown in the Reserve Report was prepared using guidelines established by the Securities and Exchange Commission for disclosure of reserves and should not be considered representative of the market value of such reserves. A market value determination would include many additional factors. Any investment in LL&E Royalty Trust Units is subject to all of the risks described in the Trust’s periodic and current reports filed with the SEC, including the risks described under the caption “Risk Factors” in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on May 20, 2008.
     As described in the Trust’s periodic filings with the SEC, the Trust terminated December 31, 2007, and is in the process of selling its assets and liquidating. Despite the termination of the Trust, the Trustee will continue to act as Trustee for purposes of liquidating and winding up the affairs of the Trust. The Trustee does not expect to make any further monthly distributions to Unit holders in the interim period prior to the distribution of the proceeds of the sale of the Trust’s assets.
     The information furnished pursuant to this Item 8.01 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Reserve Report dated May 27, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LL&E Royalty Trust
By:	The Bank of New York Trust Company, N.A.,
as Trustee

By:	/s/ Mike Ulrich
	Name:	Mike Ulrich
	Title:	Vice President

Date: June 2, 2008
Exhibit Index

Exhibit Number	Description
99.1	Reserve Report dated May 27, 2008.